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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34327, Form S-3 No. 333-30813, Form S-3 No. 333-28067, Form
S-8 No. 333-26757, Form S-3 No. 333-80089 and Form S-3 No. 333-44507) and in
the related Prospectus of our report dated January 16, 1998 with respect to the consolidated financial statements of Prins Recycling Corp. and subsidiaries (debtor-in-possession) included in this Current Report (Form 8-K/A) of KTI, Inc. dated January 28, 1998.



                                                 Ernst & Young LLP



Hackensack, New Jersey
January 27, 1998